EXHIBIT 10.6

Amendment to Increase the Number of Shares Which May Be Awarded Under the Computer Software Innovations, Inc. 2005 Incentive Compensation Plan From 1,100,000 Shares to 1,750,000 Shares.

The first sentence of Section 5.02 of the 2005 Incentive Compensation Plan shall be deleted and the following substituted therefor:

The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options, and the grant of Stock Awards is 1,750,000 shares.